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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
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         14a-6(e)(2))
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    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                            ON-SITE SOURCING, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                             ON-SITE SOURCING, INC.
                             1111 NORTH 19TH STREET
                                   SIXTH FLOOR
                            ARLINGTON, VIRGINIA 22209
                                 (703) 276-1123

                                                                   May 22, 2001

Dear Stockholder:

         Allen C. Outlaw has recently resigned from the Board of Directors of On-Site Sourcing, Inc. (the "Company") and as the Company's director of sales & marketing to pursue other career interests. The Board has chosen Michael D. Brant to replace Mr. Outlaw as one of its nominees to the Board to be voted upon at the Company's 2001 Annual Meeting of Stockholders to be held June 4, 2001.

         Mr. Brant, 53 years old, has been the CEO and President of iDoxSolutions, Inc., a digital asset management provider headquartered in Chevy Chase, Maryland, since December of 2000. Prior to that time, Mr. Brant was the CEO and President of DoxSys, Inc., a company he founded in 1993 to provide imaging and workflow products and services. Before 1993, Mr. Brant spent 21 years at Xerox Corporation in various sales and marketing positions, concluding his tenure as Vice President of Xerox's custom systems division. Mr. Brant is a graduate of the University of Maryland with a BS in Marketing.

         The Board of Directors unanimously recommends that you vote for the election of Michael D. Brant as a director. As we advised you in our proxy statement dated April 30, 2001, the proxy you submit can be used by to vote for any replacement nominee selected by the Board. Accordingly, if you have already mailed in your proxy or mail one in now, the proxy will be used to vote for Mr. Brant unless you revoke your proxy or specifically indicate on your proxy that you withhold your vote for Mr. Brant. IF YOU HAVE ALREADY MAILED IN YOUR PROXY AND WISH TO VOTE FOR MR. BRANT, YOU DO NOT NEED TO DO ANYTHING FURTHER AT THIS TIME.

                                                Sincerely,

                                                /s/ Christopher J. Weiler

                                                Christopher J. Weiler
                                                Chief Executive Officer